UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2024

Vaccinex, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38624	16-1603202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1895 Mount Hope Avenue, Rochester, New York	14620
(Address of principal executive offices)	(Zip Code)

(585) 271-2700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VCNX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2024, Scott E. Royer notified Vaccinex Inc. (the “Company”) of his decision to retire from his position as the Company’s Chief Financial Officer effective March 14, 2024. Mr. Royer’s retirement and resignation is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices or to any issues regarding its accounting or financial policies or practices. Upon his retirement, Mr. Royer will cease serving as our and Principal Financial Officer and Principal Accounting Officer.

Pursuant to the Company’s succession plan for Mr. Royer, effective upon Mr. Royer’s retirement on March 14, 2024, Jill Sanchez, age 52, will serve as the Company’s Interim Chief Financial Officer and as its Principal Financial Officer and Principal Accounting Officer. Ms. Sanchez is a CPA and has served the Company faithfully and efficiently for eight years most recently as the Company’s Controller since January 2019. There are no family relationships among Ms. Sanchez and any of our directors and executive officers and there are no arrangements or understandings between her and any other persons pursuant to which she was appointed as the Company’s Chief Financial Officer. Neither Ms. Sanchez nor any of her immediate family members have been a party to any transaction with the Company, nor is any such transaction currently proposed, that would be reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VACCINEX, INC.
Date: March 4, 2024

	By:	/s/ Scott Royer
Scott Royer Chief Financial Officer